                                                                     EXHIBIT 4.1

                          [SPECIMEN STOCK CERTIFICATE]


COMMON STOCK              DIGITAL POWER CORPORATION             COMMON STOCK
   NUMBER                                                           SHARES

INCORPORATED UNDER THE LAWS OF               SEE REVERSE FOR CERTAIN DEFINITIONS
   THE STATE OF CALIFORNIA
                                                       CUSIP 253862 10 6



This Certifies that


                                    SPECIMEN



is the owner of                       **
      FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF NO PAR VALUE
                                  PER SHARE OF
                           DIGITAL POWER CORPORATION
transferable only on the books of the Corporation by the holder hereof in person or duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

                                [CORPORATE SEAL]
Dated:



                        Secretary                                      President





[Printed along right edge of certificate:]


Countersigned and Registered:
    AMERICAN SECURITIES TRANSFER & TRUST, INC.
                (Denver, Colorado)                 Transfer Agent
                                                   and Registrar


                                                    Authorized Signature